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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
NAME OF SUBSIDIARY                       STATE OF INCORPORATION         DOING BUSINESS AS
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
ICG Communications, Inc.                        Delaware                        -

ICG Canadian Acquisition, Inc.                  Delaware                        -

ICG Holdings, Inc.                              Colorado                        -

ICG Telecom Group, Inc.                         Colorado                        -

NikoNet, L.L.C.                                  Georgia                        -

ICG Telecom Group of Virginia                   Virginia                        -

ICG Consolidated, Inc.                          Delaware                        -

ICG ChoiceCom Management, L.L.C.                Delaware                        -

ICG ChoiceCom, L.P.                             Delaware                        -

ICG Equipment, Inc.                             Colorado                        -

ICG Mountain View, Inc.                         Colorado                        -
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